Exhibit 10.9

AGREEMENT TO EXTEND COLLECTIVE BARGAINING AGREEMENT BETWEEN

K-BYTE HIBBING (“EMPLOYER”) AND THE INTERNATIONAL BROTHERHOOD

OF ELECTRICAL WORKERS, LOCAL UNION 294, (“UNION”).

WHEREAS, the Employer and Union are parties to an existing collective bargaining agreement (“CBA”), that took effect September 22, 2000, and expires as of midnight on September 22, 2003;

WHEREAS, the parties mutually desire to extend the collective bargaining agreement for an additional three years through September 22, 2006 on the following terms and condition (the “Extension Agreement”);

WHEREAS, except as specifically modified by this Extension Agreement of the parties, the existing collective bargaining agreement remains in full force and effect;

NOW THEREFORE, it is specifically agreed to, by and between the parties, as follows:

1.	Except as specifically modified or otherwise qualified in this Extension Agreement, the terms of the collective bargaining agreement, dated September 22, 2000, remain in full force and effect through September 22, 2006. Following execution of the Extension Agreement, the parties will prepare a revised collective bargaining agreement containing the entirety of their agreement in one document.

2.	Article 6.1 of the Agreement is amended to read as follows:

The Employer agrees that for the term of this Agreement all present employees who are members of the Union shall become and remain members of the Union as a condition of employment; and that all present employees who are not members of the Union shall become and remain members of the Union immediately on or after the later of the successful conclusion of their probationary period or the execution of this Agreement and that all new employees shall become and remain members of the Union immediately after the successful completion of the employee’s probationary period.

3.	Article 12.1 of the Agreement is amended to read as follows:

As of the effective date of this Agreement, the following will be recognized as paid holidays each calendar year, subject to the conditions set forth below:

New Year’s Day	Memorial Day
Independence Day	Labor Day
Thanksgiving Day	Christmas Eve Day
Christmas Day

Two (2) Employer designated floating holidays. One (1) employee designated floating holiday, to be scheduled in the same manner as a vacation day.

Employees who have at least ten (10) years of continuous service will receive one (1) additional floating holiday each calendar year, to be scheduled in the same manner as a vacation day.

4.	Article 13.3 of the Agreement is amended to read as follows:

All employees who have one (1) year or more of continuous service as regular employees are eligible to accrue vacation according to the following schedule:

Beginning of 2nd year through 6th year:

Full time (at least 40 hours) — accrued 3.08 hours/pay period (10 full time equivalent days/year)

Part Time (at least 30 hours) — accrued 2.31 hours/pay period (7.5 full time equivalent days/year)

Part time (at least 20 hours) — accrued 1.54 hours/pay period (5 full time equivalent days/year)

Beginning of 7th year through 14th year:

Full time (at least 40 hours) - accrued 4.62 hours/pay period (15 full time equivalent days/year)

Part Time (at least 30 hours) — accrued 3.08 hours/pay period (10 full time equivalent days/year)

Part time (at least 20 hours) — accrued 2.31 hours/pay period (7.5 full time equivalent days/year)

Beginning of 15th year:

Full time (at least 40 hours) — accrued 6.15 hours/pay period (20 full time equivalent days/year)

Part time (at least 30 hours) — accrued 4.62 hours/pay period (15 full time equivalent days/year)

Part time (at least 20 hours) — accrued 3.08 hours/pay period (10 full time equivalent days/year)

An employee satisfying the above criteria accrues vacation time if he or she works fifty (50) percent or more of the scheduled work days contained in the pay period, or any combination of work, vacation, paid holiday, or jury duty which totals fifty (50) percent or more of the work days. An employee working a part-time schedule must take vacation in accordance with his or her work schedule — that is, a day’s vacation for an employee whose schedule of work is six (6) hours per day shall be six (6) hours.

5.	Article 14.2 of the Agreement is amended to read as follows:

(A) Effective the first payroll period beginning more than one calendar year after ratification, the Employer shall pay employees, at a minimum, the wages called for by the schedule attached as Exhibit 2.

(B) Effective the first payroll period beginning more than two calendar years after ratification, the Employer shall pay employees, at a minimum, the wages called for by the schedule attached as Exhibit 3.

(C) Effective the first payroll period beginning more than three calendar years after ratification, the Employer shall pay employees, at a minimum, the wages called for by the schedule attached as Exhibit 4.

(D) Effective the first payroll period beginning more than four calendar years after ratification, the Employer shall pay employees, at a minimum, the wages called for by the schedule attached as Exhibit 5.

(E) Effective the first payroll period beginning more than five calendar years after ratification, the Employer shall pay employees, at a minimum, the wages called for by the schedule attached as Exhibit 6.

6.	Exhibits 4, 5 and 6 to Article 14.2 are added to the Agreement as follows:

Exhibit 4

Wages beginning the First Payroll Period More Than Three Years After Ratification

Job Title	Start	3 mos	6 mos	12 mos	18 mos	24 mos
Production Worker	$8.74	$9.03	$9.32	$9.61	$9.90	$10.19
Auditor	$8.94	$9.23	$9.52	$9.81	$10.10	$10.39
Machine Operator	$8.74	$9.12	$9.50	$9.87	$10.25	$10.63
Surface Mount/Machine Operator	$9.11	$9.51	$9.96	$10.40	$10.85	$11.30
Mechanical Tech	$9.54	$9.98	$10.41	$10.85	$11.29	$11.59
Electronic Tech	$11.48	$11.87	$12.25	$12.72	$13.10	$13.45
Maintenance NonTech	$8.60	$8.89	$9.18	$9.55	$9.83	$10.08
Maintenance Tech	$9.50	$9.88	$10.26	$10.74	$11.11	$10.46

•	All bargaining unit members shall have their base rate increased a minimum of thirty (30) cents per hour effective the first payroll period beginning more than three calendar years after ratification, even if they are paid at a base rate in excess of that called for by the schedule.

•	Bargaining Unit employees will continue to receive five (5) cents per hour increase in the payroll period during which their anniversary date falls provided they have completed three (3) years of continuous service.

•	Bargaining unit members are not eligible for profit sharing payments.

•	If the Consumer Price Index published by the U.S. Bureau of Labor Statistics for Minnesota has increased at an average rate greater than six (6) percent per annum between September 22, 2002 and September 22, 2005, then all bargaining unit members will have their base rate increased by an additional ten (10) cents per hour for the year beginning September 22, 2005.

Exhibit 5

Wages beginning the First Payroll Period More Than Four Years After Ratification

Job Title	Start	3 mos	6 mos	12 mos	18 mos	24 mos
Production Worker	$9.04	$9.33	$9.62	$9.91	$10.20	$10.49
Auditor	$9.24	$9.53	$9.82	$10.11	$10.40	$10.69
Machine Operator	$9.04	$9.42	$9.80	$10.17	$10.55	$10.93
Surface Mount/Machine Operator	$9.41	$9.81	$10.26	$10.70	$11.15	$11.60
Mechanical Tech	$9.84	$10.28	$10.71	$11.15	$11.59	$11.89
Electronic Tech	$11.78	$12.17	$12.55	$13.02	$13.40	$13.75
Maintenance NonTech	$9.00	$9.19	$9.48	$9.85	$10.13	$10.38
Maintenance Tech	$9.80	$10.18	$10.56	$11.04	$11.41	$10.76

•	All bargaining unit members shall have their base rate increased a minimum of thirty (30) cents per hour effective the first payroll period beginning more than four calendar years after ratification, even if they are paid at a base rate in excess of that called for by the schedule.

•	Bargaining Unit employees will continue to receive five (5) cents per hour increase in the payroll period during which their anniversary date falls provided they have completed three (3) years of continuous service.

•	Bargaining unit members are not eligible for profit sharing payments.

•	If the Consumer Price Index published by the U.S. Bureau of Labor Statistics for Minnesota has increased at an average rate greater than six (6) percent per annum between September 22, 2002 and September 22, 2005, then all bargaining unit members will have their base rate increased by an additional ten (10) cents per hour for the year beginning September 22, 2005.

Exhibit 6

Wages beginning the First Payroll Period More Than Five Years After Ratification

Job Title	Start	3 mos	6 mos	12 mos	18 mos	24 mos
Production Worker	$9.34	$9.63	$9.92	$10.21	$10.50	$10.79
Auditor	$9.54	$9.83	$10.12	$10.41	$10.70	$10.99
Machine Operator	$9.34	$9.72	$10.10	$10.47	$10.85	$11.23
Surface Mount/Machine Operator	$9.71	$10.11	$10.56	$11.00	$11.45	$11.90
Mechanical Tech	$10.14	$10.58	$11.01	$11.45	$11.89	$12.19
Electronic Tech	$12.08	$12.47	$12.85	$13.32	$13.70	$14.05
Maintenance NonTech	$9.30	$9.49	$9.78	$10.15	$10.43	$10.68
Maintenance Tech	$10.10	$10.48	$10.86	$11.34	$11.71	$11.06

•	All bargaining unit members shall have their base rate increased a minimum of thirty (30) cents per hour effective the first payroll period more than five calendar years after ratification, even if they are paid at a base rate in excess of that called for by the schedule.

•	Bargaining Unit employees will continue to receive five (5) cents per hour increase in the payroll period during which their anniversary date falls provided they have completed three (3) years of continuous service.

•	Bargaining unit members are not eligible for profit sharing payments.

•	If the Consumer Price Index published by the U.S. Bureau of Labor Statistics for Minnesota has increased at an average rate greater than six (6) percent per annum between September 22, 2002 and September 22, 2005, then all bargaining unit members will have their base rate increased by an additional ten (10) cents per hour for the year beginning September 22, 2005.

7.	Article 28.1 is amended to read as follows:

This Agreement shall remain in full force and effect from the date of signing until Midnight on September 22, 2006, and year to year thereafter unless sixty (60) calendar days’ notice shall be given in writing by certified mail by either party to the other party prior to Midnight of September 22, 2006 or any annual renewal date thereafter, of its desire to amend, modify or terminate this Agreement. Notices pursuant to this Article shall be effective upon deposit in the U.S. mail and shall be given to the parties at the below designated addresses:

UNION:

International Brotherhood of Electrical Workers Local Union 294
Attention: Edward Jones, Business Manager
503 East 16th Street
Hibbing, MN 55746

EMPLOYER:

Hibbing Electronics Corp.
3125 East 14th Avenue
Hibbing, MN 55746-0129

HIBBING ELECTRONICS CORPORATION	INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS LOCAL UNION 294

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